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                                                                   Exhibit 10.24

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

         AMENDMENT No. 3 dated as of January 22, 2001 ("Amendment No. 3") to the Employment Agreement dated August 28, 1998 as amended November 30, 1998 and August 8, 2000 (the "Employment Agreement") by and between G+G Retail, Inc., a Delaware corporation (the "Company") and Jay Galin, an individual resident at 211 East 70th Street, New York, New York 10021 (the "Executive").

The Company desire to modify the terms of Executive's Employment Agreement as provided below.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement or the Consulting Agreement, as the case may be.

         2. Section 3.1(b) of the Employment Agreement and Section 2.2(b) of the Consulting Agreement are each amended to provide that, during the Employment Period and for a further period of ten (10) years following the expiration of the Employment Period, or if Executive shall exercise his Consulting Option, during the Consultation Period and for a further period of ten (10) years following the expiration of the Consultation Period, as the case may be, the Company shall maintain, at no cost to Executive, his spouse and dependent members of his family, hospitalization, medical, surgical, dental and other employee benefits providing for direct payment or reimbursement of substantially all medical and dental expenses incurred by Executive, his spouse and dependent members of his family, provided, however, that during the ten-year period following the expiration of the Employment Period or the Consultation Period, as the case may be, the Company's obligation to pay or reimburse Executive, his spouse and dependent members of his family for any such medical or dental expenses which are in excess of amounts covered by any applicable insurance benefits provided by the Company shall not exceed, in the aggregate, $100,000 per year.

         3. Except as specifically amended above, the Employment Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

         4. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

         5. This Amendment No. 3 may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment No. 3 and all of which, when taken together, shall be deemed to constitute one and the same agreement.







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         IN WITNESS WHEREOF, the parties hereto have entered into this Amendment
No. 3 on the date and year first above written.

                                      G+G RETAIL, INC.

                                      By: /s/ Scott Galin
                                          -------------------------------------
                                          Scott Galin
                                          President and Chief Operating Officer

                                          /s/ Jay Galin
                                          -------------------------------------
                                          Jay Galin